Exhibit 10.1(13)

Increase Confirmation

To:	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED as Facility Agent and MGM CHINA HOLDINGS LIMITED 美高梅中國控股有限公司as Company

From:BANK OF CHINA LIMITED, MACAU BRANCH (the Increase Lender)

Date:29 June 2020

MGM CHINA HOLDINGS LIMITED 美高梅中國控股有限公司– Revolving Facility Agreement dated May 26, 2020 (the Agreement)

1.

We refer to the Agreement.  This confirmation (this Confirmation) shall take effect as an Increase Confirmation for the purposes of the Agreement. Terms defined in the Agreement have the same meaning in this Confirmation unless given a different meaning in this Confirmation.

2.	We refer to Subclause 2.2 (Increase) of the Agreement.
3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the Increase Date) is 29 June 2020.
5.	On the Increase Date, the Increase Lender becomes party to the relevant Finance Documents as a Lender.
6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Subclause 32.2 (Contact details) of the Agreement are set out in the Schedule.
7.	The Increase Lender expressly acknowledges the limitations on the Lenders' obligations referred to in Subclause 26.7 (Limitation of responsibility of Existing Lender) of the Agreement.
8.	This Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Confirmation.
9.	This Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Confirmation has been entered into on the date stated at the beginning of this Confirmation.

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

HKD780,000,000.00

and all of the rights and obligations of a Lender under or in respect of the Agreement and the Finance Documents which correspond to its participation amount in a principal amount as outlined above

Notice details of the Increase Lender

Increase Lender

BANK OF CHINA LIMITED, MACAU BRANCH, incorporated under the laws of the People’s Republic of China and whose members’ liability is limited.

By:	/s/ Wong Iao Kun
Wong Iao Kun
Deputy Director of Credit Admin. Dept.

This Confirmation is accepted as an Increase Confirmation for the purposes of the Agreement by the Facility Agent and the Increase Date is confirmed as 29 June 2020.

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED as Facility Agent

By: